Exhibit 3.1(a)

AMENDED AND RESTATED

BYLAWS

Of

SCHOOL SPECIALTY, INC.

(Effective as of July 9, 2014)

Article I.

OFFICES

1.

Business Offices.  The Corporation may have one or more offices at such place or places, either within or outside the State of Delaware, as the Board of Directors may from time to time determine or as the business of the Corporation may require.

2.

Registered Office.  The registered office of the Corporation shall be as set forth in the Amended and Restated Certificate of Incorporation of the Corporation (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Certificate of Incorporation”), unless changed as provided by the provisions of the Delaware General Corporation Law (as amended from time to time, the “DGCL”).

Article II

STOCKHOLDERS’ MEETINGS

1.

Annual Meetings.  An annual meeting of stockholders of the Corporation for the election of directors shall be held in each year beginning in 2014, on such date and at such time as the Board of Directors shall designate.  At any such annual meeting, the stockholders entitled to vote thereon shall elect directors of the Corporation, each to serve for a term ending on the date of the next annual meeting of stockholders or until their earlier death, resignation or removal, and shall transact such other business as may properly come before the meeting.

2.

Special Meetings.  Special meetings of stockholders shall be called by the Chief Executive Officer of the Corporation when requested to do so by a majority of the directors then in office or upon the written request (which shall state the purpose or purposes therefor) of the holders of shares of common stock representing not less than one-third of the total voting power of all shares of common stock entitled to vote on any issue proposed to be considered at the meeting.  The record date for determining the stockholders entitled to request a special meeting shall be the date on which the first demand for a special meeting is received by the Corporation.  Business transacted at any special meeting of stockholders shall be limited to the purpose or purposes stated in the notice.

3.

Place of Meetings.  Meetings of stockholders may be held (i) at any place within or outside the State of Delaware designated by the Board of Directors or, in the case of a special meeting that is called at the request of stockholders, the stockholders that requested such meeting to be called, or (ii) if the Board of Directors or such stockholders so determines, solely by means of remote communication.  Any stockholder participating in a meeting by remote communication is deemed to be present in person at the meeting.  In the absence of any such designation by the Board of Directors or such stockholders, stockholder meetings shall be held at the principal place of business of the Corporation.

4.

Notice of Meetings.  Not less than ten (10) or more than sixty (60) days prior to each annual or special meeting of the Corporation’s stockholders, notice of the meeting shall be given to each stockholder entitled to vote at such meeting (unless such notice is waived by such stockholder as provided in Article IV of these Bylaws); provided, however, that if greater notice is required by the DGCL, the provisions of the DGCL shall govern.  Unless otherwise specifically provided in these bylaws all notices shall be delivered by (a) personal delivery, (b) electronic transmission in the manner provided in Section 232 of the DGCL, (c) registered or certified mail, postage prepaid, return receipt requested, or (d) nationally recognized overnight or other express courier service.  All notices shall be effective and shall be deemed delivered (i) if by personal delivery, on the date of delivery if delivered during normal business hours of the recipient, and if not delivered during such normal business hours, on the next business day following delivery, (ii) if by electronic transmission, in accordance with Section 232 of the DGCL, (iii) if by mail, on the fifth day after deposit in the mail, addressed to the stockholder at the address of such stockholder appearing in the records of the Corporation, and (iv) if by courier service, on the second business day after dispatch of a notice addressed to the stockholder at the address of such stockholder appearing in the records of the Corporation.  The notice of any meeting shall state the place, if any, date and time of the meeting.  The notice of a special meeting shall, in addition, state the purposes of the meeting.

5.

Stockholders List.  A complete record of the stockholders entitled to vote at each meeting (or an adjourned meeting described in Section 9 of this Article II), arranged by class of shares and, within each class, in alphabetical order, showing the address of each stockholder and the number of shares of each class of common stock registered in the name of such stockholder, shall be prepared by the officer or agent of the Corporation who has charge of the stock transfer books of the Corporation.  Such record of stockholders shall be available for inspection by any stockholder beginning on the earlier of ten (10) days before the meeting or two (2) days after notice is given and continuing through the meeting and any adjournment thereof, subject to the requirements of the DGCL, either on a reasonably accessible electronic network, provided that the information required to gain access to such network is provided with the notice of the meeting, or during normal business hours at the principal place of business of the Corporation.  Such record of stockholders shall also be produced and kept at the time and place of the meeting during the whole time thereof and shall be subject to inspection for any purpose germane to the meeting by any stockholder who may be present.

6.

Organization.  The Chairman of the Board of Directors or, in the Chairman’s absence, the Chief Executive Officer (or, in the Chief Executive Officer’s absence, the President, or, in the President’s absence, any Vice President) shall call meetings of stockholders to order and act as chairperson of such meetings.  In the absence of said officers, any stockholder entitled to vote at the meeting, or any proxy of any such stockholder, may call the meeting to order and a chairperson shall be elected by the affirmative vote of holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote at such meeting.  The Secretary or any Assistant Secretary of the Corporation or any person appointed by the chairperson may act as secretary of such meetings.

7.

Agenda and Procedure.  The Board of Directors shall have the responsibility of establishing an agenda for each meeting of stockholders, subject to the rights of stockholders to raise matters for consideration at an annual meeting pursuant to Sections 12 and 13 of this Article II.  The chairperson shall be charged with the orderly conduct of all meetings of stockholders.

8.

Quorum.  Unless otherwise provided in the Certificate of Incorporation, these Bylaws, the DGCL or other applicable law, at any annual or special meeting of stockholders, a majority of the shares entitled to vote at the meeting, either present in person or represented by proxy, shall constitute a quorum at the meeting.  However, in the absence of a quorum at any meeting of stockholders, a majority of the shares that are present in person or represented by proxy at the meeting and are entitled to vote at the meeting may adjourn the meeting from time to time without further notice (except as provided in Section 9 of this Article II) until a quorum shall be present or represented.

9.

Adjournment.  When a meeting is for any reason adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken.  At the adjourned meeting, any business may be transacted which might have been transacted at the original meeting.  However, if the adjournment is for more than thirty (30) days from the date of the original meeting, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

10.

Voting.

a.

Except as otherwise required by law or otherwise provided in the Certificate of Incorporation or these Bylaws, and subject to the rights of holders of any series of preferred stock of the Corporation, (i) at every meeting of stockholders (or with respect to corporate action which may be taken without a meeting), every holder of record of stock of the Corporation entitled to vote on any matter at such meeting shall be entitled, with respect to such matter, to one (1) vote for each share of such stock held of record by such stockholder on the record date designated therefor pursuant to Article IX, Section 3 of these Bylaws (or the record date established pursuant to statute in the absence of such designation); (ii) whenever directors are to be elected by vote of stockholders, they shall be elected in accordance with the provisions of Article III, Section 1 of these Bylaws; and (iii) whenever any corporate action, other than the election of directors, is to be taken by vote of stockholders, such corporate action shall be authorized by the affirmative vote of holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote with respect to such corporate action.

b.

At any meeting of stockholders, a stockholder may vote the stockholder’s shares either in person or by proxy.  A stockholder may appoint a proxy in person or through an attorney-in-fact and such appointment may be transmitted by telegram, teletype, other means of electronic transmission, or other written statement of appointment permitted by the DGCL.  The appointment of a proxy shall be effective for eleven (11) months from the date of such appointment unless a different period is expressly specified in the appointment form.

c.

The voting rights of fiduciaries, beneficiaries, pledgors, pledgees and joint, common and other multiple owners of shares of stock shall be as provided from time to time by the DGCL and any other applicable law.

d.

Shares of the Corporation held of record by another corporation that are entitled to vote may be voted by such officer, agent or proxy as the bylaws of such other corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such other corporation may determine.

11.

Inspectors.  The chairperson of the meeting may at any time appoint one or more inspectors to serve at a meeting of the stockholders.  Such inspectors shall decide upon the qualifications of voters, including the validity of proxies, accept and count the votes for and against the questions presented, report the results of such votes, and subscribe and deliver to the secretary of the meeting a certificate stating the number of shares of stock issued and outstanding and entitled to vote thereon and the number of shares voted for and against the questions presented.  The voting inspectors need not be stockholders of the Corporation, and any director or officer of the Corporation may be an inspector on any question.

12.

Advance Notice of Stockholder Proposed Business at Annual Meeting.  At an annual meeting of stockholders, only such business shall be conducted as shall have been properly brought before the meeting.  To be properly brought before an annual meeting, business must be: (a) specified in the notice of meeting (or any amendment or supplement thereto) given in accordance with Section 4, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, the Chairman of the Board or the Chief Executive Officer, or (c) otherwise properly brought before the meeting by a stockholder.  In addition to any other requirements under applicable law, the Certificate of Incorporation or the Bylaws, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation.  To be timely, a stockholder's notice must be delivered to or mailed and received at the principal office of the Corporation, not less than 90 days prior to the anniversary date of the annual meeting of stockholders in the immediately preceding year.  A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class and number of shares of the Corporation which are beneficially owned by the stockholder, and (iv) any interest of the stockholder in such business.  In addition, any such stockholder shall be required to provide such further information as may be requested by the Corporation in order to comply with federal securities laws, rules and regulations.  The Corporation may require evidence by any person giving notice under this Section 12 that such person is a bona fide beneficial owner of the Corporation's shares.

Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section 12; provided, however, that nothing in this Section 12 shall be deemed to preclude discussion by any stockholder of any business properly brought before the annual meeting in accordance with said procedure.

The presiding officer at an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 12, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

13.

Procedure for Nomination of Directors.  Only persons nominated in accordance with all of the procedures set forth in the Corporation's Certificate of Incorporation and Bylaws shall be eligible for election as directors.  Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders by or at the direction of the Board of Directors, by any nominating committee or persons appointed by the Board, or by any stockholder of the Corporation entitled to vote for election of directors at the meeting who complies with all of the notice procedures set forth in this Section 13.

Nominations other than those made by or at the direction of the Board of Directors or any nominating committee or persons appointed by the Board shall be made pursuant to timely notice in proper written form to the Secretary of the Corporation.  To be timely, a stockholder's request to nominate a person for director, together with the written consent of such person to serve as a director, must be received by the Secretary of the Corporation at the Corporation's principal office (i) with respect to an election held at an annual meeting of stockholders, not less than 90 days nor more than 150 days prior to the anniversary date of the annual meeting of stockholders in the immediately preceding year, or (ii) with respect to an election held at a special meeting of stockholders for the election of directors, not less than the close of business on the eighth day following the date on which notice of such meeting is given to stockholders.  To be in proper written form, such stockholder's notice shall set forth in writing (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of stock of the Corporation which are beneficially owned by such person, and (iv) such other information relating to such person as is required to be disclosed in solicitations of proxies for election of directors, or as otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, and any successor to such Regulation; and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Corporation's books, of such stockholder, (ii) the class and number of shares of stock of the Corporation which are beneficially owned by such stockholder, and (iii) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice.  The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation or the stockholder to nominate the proposed nominee.  The presiding officer at the meeting shall, if the facts so warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures or other requirements prescribed by the Corporation's Certificate of Incorporation and Bylaws; and if he should so determine, such presiding officer shall so declare to the meeting and the defective nomination(s) shall be disregarded.

Article III.

BOARD OF DIRECTORS

1.

Election and Term.  The business and affairs of the Corporation shall be managed by or at the direction of the Board of Directors.  Except as otherwise provided by law or the Certificate of Incorporation, and subject to the rights of any outstanding series of preferred stock, directors will be elected by vote of holders of a majority of the issued and outstanding shares of common stock present in person or represented by proxy at the meeting and entitled to vote thereon.  Each director shall be elected to serve and to hold office until the next succeeding annual meeting and until such director’s successor shall be elected and shall qualify, or until such director’s earlier death, resignation or removal.

2.

Number of Directors.  The total number of directors constituting the entire Board of Directors shall be not less than three (3) nor more than nine (9) directors.  The number of directors may be changed from time to time by resolution adopted by the affirmative vote of a majority of the directors then in office.  No decrease in the number of directors shall shorten the term of any incumbent director.

3.

Qualification.  Directors must be natural persons at least eighteen (18) years of age but need not be stockholders.

4.

Annual Meetings.  On the same day each year as, and immediately following, an annual stockholders’ meeting, the Board of Directors shall meet for the purpose of organization, election of officers and the transaction of any other business.

5.

Regular Meetings.  Regular meetings of the Board of Directors shall be held at such time or times (not less frequently than once each calendar quarter) as may be determined by the Board of Directors and specified in the notice of such meetings.

6.

Special Meetings.  Special meetings of the Board of Directors may be called by the Chairman of the Board, and shall be called by the Chairman of the Board on the written request of any two (2) directors.

7.

Place of Meetings.  Any meeting of the Board of Directors may be held at such place or places as shall from time to time be determined by the Board of Directors and as shall be designated in the notice of the meeting.  If no other place is designated in the notice of the meeting, such meeting shall be held at the Corporation’s principal executive offices.

8.

Notice of Meetings.  Notice of each meeting of directors, whether annual, regular or special, shall be given to each director (unless such notice is waived by such director as provided in Article IV of these Bylaws).  Such notice shall be given at least five (5) days prior to the meeting.  The notice shall state the date and time thereof, but need not, unless otherwise required by the DGCL, state the purposes of the meeting.

9.

Meetings by Telecommunication.  One or more members of the Board of Directors or any committee designated by the Board of Directors may hold or participate in a meeting of the Board of Directors or such committee through the use of any means of communication by which all persons participating can hear each other at the same time.  Any director participating in a meeting by any such means of communication is deemed to be present in person at the meeting.

10.

Quorum.  A majority of the number of directors fixed by or in accordance with Section 2 of this Article III that are entitled to vote shall constitute a quorum at all meetings of the Board of Directors.  In the absence of a quorum at any such meeting, a majority of the directors present and entitled to vote may adjourn the meeting from time to time without further notice, other than announcement at the meeting of the time and place of the adjourned meeting, until a quorum shall be present.  The vote of a majority of the directors present and entitled to vote at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the express provision of a statute, the Certificate of Incorporation or these Bylaws requires a different vote, in which case such express provision shall govern and control.

11.

Organization, Agenda and Procedure.  The directors shall choose a Chairman of the Board to preside over the meetings of the Board of Directors.  The Secretary, any Assistant Secretary, or any other person appointed by the Chairman of the Board shall act as secretary of each meeting of the Board of Directors.

12.

Resignation.  Any director of the Corporation may resign at any time by giving notice of such director’s resignation to the Board of Directors, the Chief Executive Officer, the President, any Vice President or the Secretary of the Corporation.  Such resignation shall take effect at the date of receipt of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.  A director who resigns may deliver to the Secretary of State for filing a statement to that effect.

13.

Vacancies.  Vacancies on the Board of Directors shall be filled in the manner provided in Section 6.5 of the Certificate of Incorporation.

14.

Committees.  The Board of Directors, by resolution adopted by a majority of directors then in office, (i) may from time to time designate from among its members an audit committee, a compensation committee and a nominating and corporate governance committee (each to consist of not less than three (3) directors), and (ii) may from time to time designate from among its members one or more other committees.  The Board of Directors shall designate a chairperson of each such committee from among its members.  Each such committee, to the extent provided in such resolution and except as otherwise prescribed by the DGCL, shall have and may exercise all of the authority of the Board of Directors in the management of the Corporation between meetings of the Board of Directors; provided, however, that no such committee shall have the authority to: (a) approve or propose to stockholders any action that the DGCL, the Certificate of Incorporation or the Bylaws require to be approved by stockholders, (b) adopt, amend, or repeal these Bylaws, (c) declare a dividend, (d) authorize the issuance of capital stock, (e) fill vacancies on the Board of Directors or on any committee, (f) approve any amendment to the Certificate of Incorporation or the Bylaws, or (g) terminate the Chief

Executive Officer of the Corporation.  Any or all members of any committee may be removed, with or without cause, by resolution of the Board of Directors.  Rules governing the procedures for meetings of the committees shall be as established by the Board of Directors.

15.

Compensation of Directors.  Each non-employee director shall be paid such amount per annum or such other sum (whether in cash or equity based compensation or a combination thereof) reasonably determined by the Board of Directors from time to time for attendance at meetings of the Board of Directors and its committees, together with reimbursement for the reasonable and necessary expenses incurred by such director in connection with the performance of such director’s duties (including, but not limited to, expenses incurred in attending meetings of the Board of Directors).  Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity or any of its subsidiaries in any other capacity and receiving proper compensation therefor.

16.

Chairman of the Board.  The Chairman of the Board shall preside over the meetings of the Board of Directors and have such powers and responsibilities as are incident thereto.  However, the Chairman of the Board shall not be considered an employee of the Corporation and shall not have responsibility for the day-to-day business operations of the Corporation.

Article IV.

WAIVER OF NOTICE BY STOCKHOLDERS AND DIRECTORS; ACTION
OF STOCKHOLDERS AND DIRECTORS BY CONSENT

1.

Waiver of Notice.  A stockholder may waive any notice required by the DGCL or by the Certificate of Incorporation or these Bylaws, and a director may waive any notice of a directors meeting, whether before or after the date or time stated in the notice as the date or time when any action will occur or has occurred.  Any such waiver shall be in writing including by electronic transmission, be sent or signed by the stockholder or director entitled to the notice, and be delivered to the Secretary of the Corporation for inclusion in the minutes or filing with the corporate records, but such delivery and filing shall not be conditions of the effectiveness of the waiver.  Attendance of a stockholder (in person or by duly authorized proxy) at a meeting of stockholders, or attendance or participation by a director at a meeting of the Board of Directors, (a) shall be deemed a waiver of objection to lack of required notice or defective notice of the meeting, unless the stockholder at the beginning of the meeting, or the director, at the beginning of the meeting or promptly upon his or her later arrival, expressly objects to holding the meeting or transacting business at the meeting because of lack of notice or defective notice, and does not thereafter vote for or assent to action taken at the meeting, and (b) shall be deemed a waiver of objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, or of a matter without special notice required by the DGCL, the Certificate of Incorporation, or these Bylaws, unless the stockholder or director expressly objects to considering the matter when it is presented and does not thereafter vote for or assent to action taken at the meeting with respect to such matter.

2.

Action By Written Consent Without a Meeting.

a.

Unless the Certificate of Incorporation or the DGCL expressly requires that such action be taken solely at a stockholders’ meeting, any action required or permitted to be taken at an annual or special meeting of the stockholders of the Corporation may be taken without a meeting and without a vote if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum voting power that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded.  Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.  Such action shall be effective as of the time the last writing necessary to effect the action is received by the Corporation, unless all writings necessary to effect the action specify a later time, in which case the later time shall be the time of the action; provided, however, such action shall not be effective if the last writing necessary to effect the action is received by the Corporation later than sixty (60) days after the date the first such written consent was  received by the Corporation.  Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

b.

Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors, or any committee thereof, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.  Such action shall be effective as of the time the last director signs a writing describing the action taken unless before such time the Secretary has received a written revocation of the consent of any other director, and any action so taken shall be effective at the time taken unless the directors specify a different effective time.

Article V.

OFFICERS

1.

Election and Tenure.  The officers of the Corporation shall consist of a Chief Executive Officer, a President, a Chief Financial Officer, a Secretary and a Treasurer, each of whom shall be appointed annually by the Board of Directors.  The Board of Directors may also designate and appoint such other officers and assistant officers as may be deemed necessary or advisable.  The Board of Directors may expressly delegate to any such officer the power to appoint or remove subordinate officers, agents or employees.  Any two or more offices may be held by the same person.  Each officer so appointed shall continue in office until a successor shall be appointed and shall qualify, or until the officer’s earlier death, resignation or removal.  Each officer shall be a natural person who is eighteen (18) years of age or older.

2.

Resignation, Removal and Vacancies.  Any officer may resign at any time by giving notice of resignation to the Board of Directors or the Chief Executive Officer.  Such

resignation shall take effect when the notice is received by the Corporation unless the notice specifies a later date, and acceptance of the resignation shall not be necessary to render such resignation effective unless such resignation so states.  Any officer may at any time be removed by the affirmative vote of a majority of directors then in office.  If any office becomes vacant for any reason, the vacancy may be filled by the Board of Directors.  An officer appointed to fill a vacancy shall be appointed for the unexpired term of such officer’s predecessor in office and shall continue in office until a successor shall be elected or appointed and shall qualify, or until such officer’s earlier death, resignation or removal.  The appointment of an officer shall not itself create contract rights in favor of the officer, and the removal of an officer shall not affect the officer’s contract rights, if any, with the Corporation, and the resignation of an officer does not affect the Corporation’s contract rights, if any, with the officer.

3.

Chief Executive Officer.  The Chief Executive Officer shall be the principal executive officer of the Corporation and, subject to the control of the Board of Directors, shall have general supervision and control of the business and affairs of the Corporation and its officers.  The Chief Executive Officer shall have the authority, subject to such rules as may be prescribed by the Board of Directors, to appoint such officers, assistant officers, agents and employees of the Corporation as the Chief Executive Officer deems necessary, prescribe their powers, duties and compensation, and delegate authority to them.  Such officers, assistant officers, agents and employees shall hold offices at the discretion of the Chief Executive Officer.  The Chief Executive Officer shall have authority to sign, execute and acknowledge, on behalf of the Corporation, all deeds, mortgages, bonds, stock certificates, contracts, leases, reports and all other documents or instruments necessary or proper to be executed in the course of the Corporation's regular business or which shall be authorized by the Board of Directors.  Except as otherwise provided by the DGCL or the Board of Directors, the Chief Executive Officer may authorize any other officer or agent of the Corporation to sign, execute and acknowledge such documents in his or her place and stead.  In general, the Chief Executive Officer shall have all authority and perform all duties incident to the office of the Chief Executive Officer and such other duties as may be prescribed by the Board of Directors from time to time.

4.

President.  In the absence of the Chief Executive Officer or in the event of his or her death, inability or refusal to act, the President shall perform the duties of the Chief Executive Officer, and when so acting shall have all the powers and duties of the Chief Executive Officer.  In addition, the President shall be responsible for the administration and management of the areas of the business and affairs of the Corporation assigned to him or her from time to time by the Board of Directors or the Chief Executive Officer.

5.

Chief Financial Officer.  The Chief Financial Officer shall perform such duties and shall have such powers as may from time to time be assigned by the Board of Directors or the Chief Executive Officer, and shall perform such duties and have such powers and responsibilities as are incident to the office of Chief Financial Officer.

6.

Vice Presidents.  The Vice Presidents, if any, shall perform such duties and possess such powers as from time to time may be assigned to them by the Board of Directors, the Chief Executive Officer or the President.  In the absence of the President or in the event of the inability or refusal of the President to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Board of Directors, or in the absence of any designation, then in the order of the election or appointment of the Vice Presidents) shall perform the duties of the President and when so performing shall have all the powers of and be subject to all the restrictions upon the President.

7.

Secretary.  The Secretary shall perform such duties and shall have such powers as may from time to time be assigned by the Board of Directors, the Chief Executive Officer or the President.  In addition, the Secretary shall perform such duties and have such powers as are incident to the office of Secretary, including, without limitation, the duty and power to give notice of all meetings of stockholders and the Board of Directors, the preparation and maintenance of minutes of the directors’ and stockholders’ meetings and other records and information required to be kept by the Corporation under Article IX of these Bylaws and for authenticating records of the Corporation, and to be custodian of the corporate seal and to affix and attest to the same on documents, the execution of which on behalf of the Corporation is authorized by these Bylaws or by the action of the Board of Directors.

8.

Treasurer.  The Treasurer shall perform such duties and shall have such powers as may from time to time be assigned by the Board of Directors, the Chief Executive Officer or the President.  In addition, the Treasurer shall perform such duties and have such powers as are incident to the office of Treasurer, including, without limitation, the duty and power to keep and be responsible for all funds and securities of the Corporation, to deposit funds of the Corporation in depositories selected in accordance with these Bylaws, to disburse such funds as ordered by the Board of Directors, making proper accounts thereof, and to render as required by the Board of Directors statements of all such transactions as Treasurer and of the financial condition of the Corporation.

9.

Assistant Secretaries and Assistant Treasurers.  The Assistant Secretaries and Assistant Treasurers, if any, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the Chief Executive Officer, the President or the Board of Directors.  In the absence, inability or refusal to act of the Secretary or the Treasurer, the Assistant Secretaries or Assistant Treasurers, respectively, in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their election or appointment, shall perform the duties and exercise the powers of the Secretary or Treasurer, as the case may be.

10.

Bond of Officers.  The Board of Directors may require any officer to give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for such terms and conditions as the Board of Directors may specify, including, without limitation, for the faithful performance of such officer’s duties and for the restoration to the Corporation of any property belonging to the Corporation in such officer’s possession or under the control of such officer.

11.

Salaries.  Officers of the Corporation shall be entitled to such salaries, emoluments, compensation or reimbursement as shall be fixed or allowed from time to time by the Board of Directors or in such manner as the Board of Directors shall provide.

Article VI.

EXECUTION OF INSTRUMENTS; BORROWING; CHECKS AND

ENDORSEMENTS; DEPOSITS; PROXIES

1.

Execution of Instruments.  The Chief Executive Officer, the President or any Vice President shall have the power to execute and deliver on behalf of and in the name of the Corporation any instrument requiring the signature of an officer of the Corporation, except as otherwise provided in these Bylaws or when the execution and delivery of the instrument shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.  Unless authorized to do so by these Bylaws or by the Board of Directors, no officer, agent or employee shall have any power or authority to bind the Corporation in any way, to pledge its credit or to render it liable pecuniarily for any purpose or in any amount.

2.

Borrowing.  No loan shall be contracted on behalf of the Corporation, and no evidence of indebtedness shall be issued, endorsed or accepted in its name, unless authorized by the Board of Directors or a committee designated by the Board of Directors so to act.  Such authority may be general or confined to specific instances.  When so authorized, an officer may (a) effect loans at any time for the Corporation from any bank or other entity and for such loans may execute and deliver promissory notes or other evidences of indebtedness of the Corporation; and (b) mortgage, pledge or otherwise encumber any real or personal property, or any interest therein, owned or held by the Corporation as security for the payment of any loans or obligations of the Corporation, and to that end may execute and deliver on behalf of the Corporation such instruments as may be necessary or proper in connection with such transaction.

3.

Checks and Endorsements.  All checks, drafts or other orders for the payment of money, obligations, notes or other evidences of indebtedness, bills of lading, warehouse receipts, trade acceptances and other such instruments shall be signed or endorsed for the Corporation by such officers or agents of the Corporation as shall from time to time be determined by resolution of the Board of Directors, which resolution may provide for the use of facsimile signatures.

4.

Deposits.  All funds of the Corporation not otherwise employed shall be deposited from time to time to the Corporation’s credit in such banks or other depositories as shall from time to time be determined by resolution of the Board of Directors, which resolution may specify the officers or agents of the Corporation who shall have the power, and the manner in which such power shall be exercised, to make such deposits and to endorse, assign and deliver for collection and deposit checks, drafts and other orders for the payment of money payable to the Corporation or its order.

5.

Proxies.  Unless otherwise provided by resolution adopted by the Board of Directors, the Chief Executive Officer, the President or any Vice President: (a) may from time to time appoint one or more agents of the Corporation, in the name and on behalf of the Corporation, (i) to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation, association or other entity whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation, association or other entity, or (ii) to consent in writing to any action by such other corporation, association or other entity; (b) may instruct the person so appointed as to the manner of casting such votes or giving such consent; and (c) may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, all such written proxies or other instruments as may be deemed necessary or proper.

Article VII.

SHARES OF STOCK

1.

Certificates of Stock.  The shares of the Corporation may, but need not, be represented by certificates.  Unless the DGCL or another law expressly provides otherwise, the fact that the shares are not represented by certificates shall have no effect on the rights and obligations of stockholders.  If the shares are represented by certificates, such certificates shall be signed by (i) either the Chief Executive Officer, or the President or Vice President, and (ii) any one of the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, and may, but need not, be sealed with the corporate seal of the Corporation; provided, however, that where any such certificate is also signed or countersigned by a transfer agent or registrar (other than the Corporation) the signatures of such officers of the Corporation may be in facsimile form.  In case any officer of the Corporation who shall have signed, or whose facsimile signature shall have been placed on, any certificate shall cease for any reason to be such officer before such certificate shall have been issued or delivered by the Corporation, such certificate may nevertheless be issued and delivered by the Corporation as though the person who signed such certificate, or whose facsimile signature shall have been placed thereon, had not ceased to be such officer of the Corporation.  Every certificate representing shares issued by the Corporation shall state the number of shares owned by the holder in the Corporation, shall designate the class of stock to which such shares belong, and shall otherwise be in such form as is required by law and as the Board of Directors shall prescribe.

2.

Shares Without Certificates.  The Board of Directors may authorize the issuance of any class or series of shares of the Corporation without certificates.  Such authorization shall not affect shares already represented by certificates until they are surrendered to the Corporation, or its transfer agent.  Within a reasonable time following the issue or transfer of shares without certificates, the Corporation shall send, or direct its transfer agent to send, the stockholder a complete written statement of the information required on certificates by the DGCL.

3.

Record.  A record shall be kept of the name of each person or entity holding the stock represented by each certificate for shares of the Corporation issued, the number of shares represented by each such certificate, the date thereof and, in the case of cancellation, the date of cancellation.  The person or other entity in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof, and thus a holder of record of such shares of stock, for all purposes as regards the Corporation.

4.

Transfer of Stock.  Transfers of shares of the stock of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by such registered holder’s attorney thereunto authorized, and on the surrender of the certificate or certificates for such shares properly endorsed.  The stock record book and other transfer records shall be in the possession of the Secretary or of a transfer agent for the Corporation.

5.

Transfer Agents and Registrars; Regulations.  The Corporation, by resolution of the Board of Directors, shall from time to time appoint a transfer agent and a registrar, under such arrangements and upon such terms and conditions as the Board of Directors deems advisable, but until and unless the Board of Directors appoints some other person, firm or corporation as its transfer agent (and upon the revocation of any such appointment, thereafter until a new appointment is similarly made) the Secretary of the Corporation shall be the transfer agent of the Corporation without the necessity of any formal action of the Board of Directors, and the Secretary, or any person designated by the Secretary, shall perform all of the duties of such transfer agent.  The Board of Directors may make such rules and regulations as it may deem expedient and as are not inconsistent with the Certificate of Incorporation and these Bylaws, concerning the issue, transfer and registration of shares of the stock of the Corporation.

6.

Lost, Destroyed or Mutilated Certificates.  In case of the alleged loss, destruction or mutilation of a certificate representing stock of the Corporation, a new certificate may be issued in place thereof, in such manner and upon such terms and conditions as the Board of Directors may prescribe, and shall be issued in such situations as required by the DGCL.

Article VIII.

FISCAL YEAR

The fiscal year of the Corporation shall be the year ending on the last Saturday in April, unless another fiscal year is established by a resolution of the Board of Directors.

Article IX.

CORPORATE BOOKS AND RECORDS

1.

Books and Records.  The books and records of the Corporation may be kept at such place or places as may be from time to time designated by the Board of Directors.  The Corporation shall keep correct and complete books and records of account, including the amount of its assets and liabilities, minutes of its proceedings of its stockholders and Board of Directors (and any committee having the authority of the Board of Directors) and the names and places of residence of its officers.

2.

Addresses of Stockholders.  Each stockholder shall furnish to the Secretary of the Corporation or the Corporation’s transfer agent an address to which notices from the Corporation, including notices of meetings, may be directed and if any stockholder shall fail so to designate such an address, it shall be sufficient for any such notice to be directed to such stockholder at such stockholder’s address last known to the Secretary or transfer agent.

3.

Fixing Record Date.  In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix, in advance, a record date for notice and voting which shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting.  In order that the Corporation may determine the stockholders entitled to express consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors.  In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which shall not be more than sixty (60) days prior to such other action.  If no record date is fixed: (a) the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (b) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is delivered to the Corporation in accordance with applicable law; (c) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when prior action by the Board of Directors is required, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action; and (d) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

4.

Audits of Books and Accounts.  The Corporation’s books and accounts shall be audited at such times and by such auditors as shall be specified and designated by a resolution adopted by a majority of the Board of Directors.

Article X.

FORUM FOR ADJUDICATION OF DISPUTE

Unless the Corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by applicable law, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, agent or employee of the Corporation to the Corporation or the Corporation’s stockholders, creditors or other constituents, (iii) any action asserting a claim against the Corporation arising pursuant to any provision of the DGCL or the Corporation’s Certificate of Incorporation or Bylaws or (iv) any action asserting a claim against the Corporation governed by the internal affairs doctrine shall be the Court of Chancery of the State of Delaware or, if the Court of Chancery of the State of Delaware does not have jurisdiction, another state court located within the State of Delaware, or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants therein. Any person or entity purchasing or otherwise acquiring any interest in the shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article X.

Article XI.

AMENDMENTS

The Board of Directors shall have the power to amend, alter or repeal these Bylaws.  These Bylaws also may be amended, altered or repealed by the affirmative vote or written consent of holders of at least a majority of the issued and outstanding shares of common stock entitled to vote.